Exhibit 23.1

CONSENT OF THE INDEPENDENT
PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Form S-3 (Nos. 33-69961, 33-69397, 33-31113, 33-03091 and 33-85348), Form S-8 (Nos. 33-35386, 33-78524, 33-78922 and 33-61267) and Form S-4 (No. 33-53627) of Chattem, Inc. of our report dated June 7, 2002, with respect to the consolidated financial statements of Chattem, Inc. as of and for the year ended November 30, 2001 included in this Current Report on Form 8-K.

Chattanooga, Tennessee
June 13, 2002